UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2016

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement.

On September 9, 2016, Vericel Corporation (the “Company”), as borrower, Silicon Valley Bank (the “Bank”), as lender and Administrative Agent, and MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein (together, the “Lenders”), as lenders, entered into a Loan and Security Agreement (the “Loan Agreement”) providing for a term loan (the “Term Loan Facility”) and revolving line of credit (together with the Term Loan Facility, the “Debt Facility”) in an aggregate principal amount of $20,000,000.  The Term Loan Facility is structured in three tranches, as follows: (i) the first tranche of $4,000,000 was made available to the Company on September 12, 2016; (ii) the second tranche of $4,000,000 may be made upon the Company’s request before the earlier of March 31, 2017 or an event of default; and (iii) the third tranche of $2,000,000 will become available upon the final approval by the United States Food and Drug Administration (the “FDA”) of the Company’s Biologics License Application for MACI, an investigational autologous chondrocyte implant intended to treat cartilage defects of the knee, and may be drawn thereafter, but before the earlier of 120 days after approval by the FDA, September 9, 2017 or an event of default.  The available revolving line of credit will be equal to $10,000,000. In the event that the aggregate amount of interest earned by the Lenders from the revolving line of credit in any given month is less than the interest that would have been earned if the Company had outstanding advances in an amount equal to 20% of the average Availability Amount (as defined in the Loan Agreement) under the revolving line of credit, then the Company must pay the Agent the Minimum Interest (as defined in the Loan Agreement) amount less any interest actually earned by the Lenders.

The maturity date for any term loan advances made under the Term Loan Facility is September 9, 2020 (the “Term Loan Maturity Date”). The maturity date for advances made under the revolving line of credit is September 9, 2020.  The effective interest rate for both facilities is dependent on a number of factors, including the current Wall Street Journal Prime Rate. The interest rate for term loan advances made under the Term Loan Facility is a per annum interest rate equal to 1.25% above the Wall Street Journal Prime Rate. The effective interest rate, assuming that both facilities were fully utilized at current market interest rates, would be in the mid to high single digits for each of the Term Loan Facility and revolving line of credit. The Loan Agreement requires the Company to make monthly interest-only payments through September 1, 2017. Thereafter, each term loan advance shall be repaid in thirty-six (36) equal monthly installments of principal, plus accrued interest.

The Company’s final payment on the Term Loan Facility, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan Facility, plus a final payment (the “Final Payment”) equal to the original aggregate principal amount of the Term Loan Facility multiplied by 3.60%. Once repaid, amounts borrowed under the Term Loan Facility may not be reborrowed. The Company may prepay the Term Loan Facility, subject to paying the Prepayment Fee (described below) and the Final Payment. The Prepayment Premium is equal to 2.50% of the original principal amount of the term loan advance if the prepayment occurs on or prior to the one (1) year anniversary of the funding date for such term loan advance, 1.50% of the original principal amount of the term loan advance if the prepayment occurs after such one (1) year anniversary, and 0.50% of the original principal amount of the term loan advance if the prepayment occurs after the two (2) year but prior to the three (3) year anniversary of the funding date for such term loan advance, and 0% thereafter.

The Loan Agreement requires the Company to pay an aggregate non-refundable facility fee of $100,000 on September 9, 2016.

The Loan Agreement requires the Company to make and maintain certain financial covenants, representations and warranties and other agreements that are customary in loan agreements of this type. The Loan Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy and material judgments. The Company’s obligations to the Bank are secured by substantially all of the Company’s assets, excluding intellectual property.

The Company intends to use any proceeds from the Debt Facility for general corporate purposes and the Prior Credit Facility Prepayment (described below).

The foregoing description of the Debt Facility is only a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants.

In connection with the entry into the Loan Agreement, the Company issued the Lenders warrants (the “Warrants”) to purchase, at an exercise price of $2.25 per share, an aggregate of 146,342 of the Company’s common stock, of which 20% shall be exercisable only in the event the Company borrows the third tranche of the Term Loan Facility. The Warrants are exercisable for six years from the day of issuance.

The foregoing description of the terms of the Warrants  is only a summary and is qualified in its entirety by reference to the Form of Warrant, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On September 12, 2016, the Company terminated its Loan and Security Agreement dated as of March 8, 2016 by and between the Company, as borrower, and Silicon Valley Bank, as lender (the “Prior Credit Facility”).  The Prior Credit Facility was terminated as a result of the full prepayment of indebtedness thereunder on September 12, 2016 (“Prior Credit Facility Prepayment”).  The Company will incur no early termination penalties as a result of the termination of the Prior Credit Facility. To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

We offered the foregoing Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipients acquired the Warrants for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the Warrants.

Item 7.01. Regulation FD Disclosure.

On September 12, 2016, the Company issued a press release announcing the Debt Facility. A copy of this press release is filed herewith as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 *

Loan and Security Agreement dated September 9, 2016 between Vericel Corporation, as borrower, and Silicon Valley Bank, in its capacity as Administrative Agent, and Silicon Valley Bank, MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein as lenders.

10.2 *	Form of Warrants issued by the Company to the Lenders.

99.1	Press release dated September 12, 2016.

* Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: September 14, 2016	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President, Corporate Development

Exhibit Index

Exhibit No.	Description

10.1 *

Loan and Security Agreement dated September 9, 2016 between Vericel Corporation, as borrower, and Silicon Valley Bank, in its capacity as Administrative Agent, and Silicon Valley Bank, MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein as lenders.

10.2 *	Form of Warrants issued by the Company to the Lenders.

99.1	Press release dated September 12, 2016.

* Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.